EXHIBIT 10.9

THE OPTION EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE OPTIONS AND ANY SHARES OF COMMON STOCK ISSUABLE PURSUANT THERETO HAVE BEEN AND WILL BE ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THE OPTION AND/OR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THE OPTIONS AND SUCH SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.

            VOID AFTER 5:00 P.M. NEW YORK CITY TIME, ON MAY 23, 2010
               OPTION TO PURCHASE 250,000 SHARES OF COMMON STOCK.

                         OPTION TO PURCHASE COMMON STOCK
                                       OF
                       WINDSWEPT ENVIRONMENTAL GROUP, INC.

        This is to certify that, for value received, MICHAEL O'REILLY, or permitted assigns ("Holder"), is entitled to purchase, subject to the provisions of this option agreement, from WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (the "Company"), 250,000 fully paid, validly issued and nonassessable shares of the common stock, $.0001 par value (the "Common Stock"), of the Company at an exercise price of $0.1875 per share (the "Exercise Price"), at any time or from time to time commencing on May 24, 2005 and terminating on May 23, 2010 (the "Termination Date"), but not later than 5:00 p.m. New York City Time, on the Termination Date (subject to the provisions of this option certificate). The Options were issued in an effort to continue incentivizing the President and Chief Executive Officer of the Company.

1.      DURATION.


        Subject to the earlier termination as provided herein, the Option shall expire at the close of business on May 23, 2010 (the "Termination Date").

2.      WRITTEN NOTICE OF EXERCISE.


        The Option may be exercised only by delivering to the President or Secretary of the Company, at the Company's principal executive offices, a written notice of exercise substantially in the form described in paragraph 8 hereof.


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3.      ANTI-DILUTION PROVISIONS.

        (a) If there is any stock dividend, stock split, or combination of shares of Common Stock, the number and amount of Option Shares then subject to the Option shall be proportionately and appropriately adjusted as determined by the Board of Directors, whose determination shall be final, conclusive and binding upon Holder and the Company.

        (b) If there is any other change in the Common Stock, including a recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the Option Shares then subject to the Option as the Board of Directors may deem equitable, and whose determination shall be final, conclusive and binding upon Holder and the Company. Failure of the Board of Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to in this Paragraph 3(b) shall be conclusive evidence that no adjustment is required in consequence of such action.

        (c) If the Company is merged into or consolidated with any other corporation and the Company is not the surviving corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of the Option after such event, or for the substitution for the Option of an option covering the number and class of securities which Holder would have been entitled to receive in such merger or consolidation by virtue of such sale if Holder had been the holder of record of a number of shares of Common Stock equal to the number of Option Shares covered by the unexercised portion of the Options, or
(ii) the Company shall give to Holder written notice of its election not to cause such provision to be made and the Option shall become exercisable in full (or, at the election of Holder in part) at any time during a period of twenty days, to be designated by the Company, ending not more than ten days prior to the effective date of the merger, consolidation or sale, in which case the Option shall not be exercisable to any extent after the expiration of such twenty-day period. In no event, however, shall the Option be exercisable after the Termination Date.

4.      INVESTMENT REPRESENTATIONS AND LEGEND OF CERTIFICATES.

        (a) Holder understands that the Option involves substantial risk.
Holder: (i) has experience as an investor in securities and acknowledges that Holder is able to fend for himself, can bear the economic risk of Holder's investment in the Option and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Option and protecting Holder's own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

        (b) Holder has received or has had full access to all the information Holder considers necessary or appropriate to make an informed investment decision with respect to the Option. Holder further has had an opportunity to ask questions and receive answers from the Company


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regarding  the terms and  conditions  of the  issuance of the Option and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

        (c) Holder understands and acknowledges that the Option and the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). All shares of Common Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The Company shall have the right to place upon the face and/or reverse side of any stock certificate or certificates evidencing the Option Shares such legend as the Board of Directors may prescribe for the purpose of preventing disposition of such Option Shares in violation of the Securities Act. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Company has been furnished with an opinion of counsel satisfactory in form and substance to the Company that such registration is not required.

        (d) Holder acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Option Shares and that Holder should consult a tax adviser prior to such exercise or disposition.

        (e) Holder acknowledges that the Option and Option Shares will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.      NON-TRANSFERABILITY.

        The Option shall not be transferable by Holder other than by will or by the laws of descent or distribution, and are exercisable during the lifetime of Holder only by Holder. The terms of this option certificate shall be binding upon the executors, administrators, heirs, successors and assigns of Holder.

6.      CERTAIN RIGHTS NOT CONFERRED BY OPTION.

        Holder shall not, by virtue of holding the Option, be entitled to any rights of a stockholder in the Company.

7.      Expenses.

        The Company shall pay all original issue and transfer taxes with respect to the issuance of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.


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8.      EXERCISE OF OPTIONS.

        (a) The Option shall become exercisable cumulatively to the extent of the total number of Option Shares on the following date:

Date    Number of Option Shares
----    -----------------------

May 24, 2005..........................................................  250,000

        (b) The Option shall be exercisable, in whole or part and from time to time, by written notice of such exercise, delivered to the President or Secretary of the Company, at the Company's principal office by personal delivery, against written receipt therefor, or by pre-paid, certified or registered mail, return receipt requested. Such notice shall specify the number of Option Shares for which Options are being exercised (which number, if less than all of the Option Shares then subject to exercise, shall be 100 or an integral multiple thereof) and shall be accompanied by payment of the full exercise price for the Option Shares for which Options are being exercised.

        (c) The form of payment of the Exercise Price for Option Shares purchased pursuant to Options shall consist of (i) cash; (ii) check (subject to collection); (iii) in the discretion of the Board of Directors of the Company, by (A) delivery to the Company of a promissory note, (B) surrender to the Company of other shares of Common Stock owned by Holder which are then registered under the Securities Act or otherwise publicly saleable under Rule 144 or other applicable exemption under the Securities Act and have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Option Shares as to which Option shall be exercised, (C) assignment to the Company of the net proceeds (to the extent necessary to pay such Exercise Price) to be received from a registered broker upon the sale of the Option Shares or assignment of the net proceeds (to the extent necessary to pay such Exercise Price) of a loan from such broker in such amount or (D) such other consideration and method of payment for the issuance of stock to the extent permitted under Delaware law and satisfying the requirements of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended; or (iv) any combination of such methods of payment.

        (d) Any promissory note (the "Note") delivered pursuant to clause
(iii)(A) of paragraph 8(c) shall be in the form prescribed by the Board of Directors of the Company and shall be in the principal sum of such total Exercise Price, bear interest at the applicable federal rate (as such term is defined in the Code) in effect as of the date of the Note and be duly executed by Holder.

        (e) No Shares shall be delivered upon exercise of the Option until all laws, rules and regulations which the Board of Directors of the Company may deem applicable have been complied with. If a registration statement under the Securities Act is not then in effect with respect to the shares issuable upon such exercise, the Company may require as a condition precedent that Holder, upon exercising the Option, deliver to the Company a written representation and undertaking, satisfactory in form and substance to the Committee, that, among


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other things, Holder is acquiring the shares for Holder's own account for investment and not with a view to the distribution thereof.

        (f) Holder shall not be considered a record holder of the Option Shares so purchased for any purpose until the date on which Holder is actually recorded as the holder of such Option Shares in the records of the Company.


Dated: As of May 24, 2005
                                       WINDSWEPT ENVIRONMENTAL GROUP, INC.



                                                /s/ Anthony P. Towell
                                       By:



                                                  -----------------------------
                                                  Name:
                                                  Title:


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        Holder has reviewed this option agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this option agreement and fully understands all of the terms and provisions of the Option and this option agreement. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions rising under the option agreement. Holder further agrees to notify the Company upon any change in the residence address indicated below.



Accepted and agreed as of
the date first set forth above:


       /s/ Michael O'Reilly
------------------------------------------
              Michael O'Reilly

Address:      35 Tuthill Point Road
              East Moriches, New York 11940


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